Registration No. 33-69176

      Schedule 14A Information required in proxy statement.
                    Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[    ]  Preliminary Proxy Statement
[    ]  Preliminary Additional Materials
[ x  ]  Definitive Proxy Statement
[    ]  Definitive Additional Materials
[    ]  Soliciting Material Pursuant to Section 240.149-11(c) or
        Section 240.14a-12

TCW/DW North American Intermediate Income Trust. . . . . . . . .
        (Name of Registrant as Specified in its Charter)

LouAnne McInnis . . . . . . . . . . . . . . . . . . . . . . . .
           (Name of Person(s) Filing Proxy Statement)

       Payment of Filing Fee (check the appropriate box):

[ X  ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(j)(1), or 14a-6(j)(2)
[    ]  $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(j)(3)
[    ]  Fee computed on table below per Exchange Act Rules
        14a-6(j)(4) and 0-11.

1)      Title of each class of securities to which transaction applies:

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

2)      Aggregate number of securities to which transaction applies:

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

4)      Proposed maximum aggregate value of transaction:

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

        Set forth the amount on which the filing fee is calculated and state how it was determined.

[    ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)      Amount Previously Paid.

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

2)      Form, Schedule or Registration Statement No.:

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

3)      Filing Party:

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

4)      Date Filed:

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[TEXT]





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               TCW/DW NORTH AMERICAN INTERMEDIATE INCOME TRUST

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD NOVEMBER 21, 1995

   A Special Meeting of Shareholders of TCW/DW NORTH AMERICAN INTERMEDIATE INCOME TRUST (the "Fund"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, will be held in the Conference Center, Forty-Fourth Floor, 2 World Trade Center, New York, New York 10048, on November 21, 1995 at 9:00 A.M., New York City time, for the following purposes:

       1. To approve or disapprove a Plan of Liquidation and Dissolution to terminate the Fund; and

       2. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Shareholders of record as of the close of business on September 8, 1995 are entitled to notice of and to vote at the meeting. If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy promptly in the envelope provided for that purpose.

   In the event that the necessary quorum to transact business is not obtained at the meeting, the persons named as proxies may propose one or more adjournments of the meeting for a total of not more than 60 days in the aggregate to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal to approve the Plan of Liquidation and Dissolution and will vote against such adjournment those proxies required to be voted against that proposal.

                                                SHELDON CURTIS,
                                                   Secretary

September 11, 1995
New York, New York

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                                  IMPORTANT
  YOU CAN HELP THE FUND AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU ARE UNABLE TO BE PRESENT IN PERSON, PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
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

               TCW/DW NORTH AMERICAN INTERMEDIATE INCOME TRUST

                 Two World Trade Center, New York, New York 10048

                               ---------------
                               PROXY STATEMENT
                               ---------------

                       SPECIAL MEETING OF SHAREHOLDERS
                              NOVEMBER 21, 1995

   This proxy statement is furnished in connection with the solicitation of proxies by the Trustees of TCW/DW NORTH AMERICAN INTERMEDIATE INCOME TRUST (the "Fund") for use at the Special Meeting of Shareholders of the Fund to be held on November 21, 1995, and at any adjournments thereof (the "Meeting").

   If the enclosed form of proxy is properly executed and returned in time to be voted at the meeting, the proxies named therein will vote the shares represented by the proxy in accordance with the instructions marked thereon. Unmarked proxies will be voted in favor of Proposal 1 as set forth in the Notice of Special Meeting. A proxy may be revoked at any time prior to its exercise by any of the following: written notice of revocation to the Secretary of the Fund, execution and delivery of a later dated proxy to the Secretary of the Fund, or attendance and voting at the Meeting.

   Shareholders as of the close of business on September 8, 1995, the record date for the determination of shareholders entitled to notice of and to vote at the Meeting, are entitled to one vote for each share held and a fractional vote for a fractional share. On September 8, 1995 there were outstanding 312,539 shares of beneficial interest of the Fund, all with $0.01 par value. The following shareholder is known to own 5% or more of the Trust's outstanding shares: Hartington Telecommunications, Inc., Special Account,
104 W. Centre, Box 157, Hartington, Nebraska (21,402 shares). The Trustees and officers of the Fund, together, owned less than 1% of the Fund's outstanding shares on that date. The percentage ownership of shares of the Fund changes from time to time depending on purchases and redemptions by shareholders and the total number of shares outstanding.

   The cost of soliciting proxies for this Meeting, consisting principally of printing and mailing expenses, will be borne by Dean Witter InterCapital Inc. ("InterCapital") and TCW Funds Management, Inc. (the "Investment Adviser") . The solicitation of proxies will be by mail, which may be supplemented by solicitation by mail, telephone or otherwise through Trustees, officers and regular employees of the Fund, or Dean Witter Services Company Inc. ("DWSC" or the "Manager") or its parent company, InterCapital, without special compensation therefor. The first mailing of this proxy statement is expected to be made on or about September 14, 1995.

                         (1) APPROVAL OR DISAPPROVAL
                    OF PLAN OF LIQUIDATION AND DISSOLUTION
                            TO TERMINATE THE FUND

   On August 24, 1995, the Board of Trustees, following deliberation and review of a proposal by the Fund's management, determined that it would be advisable that the Fund be liquidated and dissolved in accordance with Massachusetts law. Accordingly, the Board approved the termination of the Fund, subject to shareholder approval, pursuant to a Plan of Liquidation and Dissolution (the "Plan"). A copy of the Plan is attached as Exhibit A. At the Meeting shareholders of the Fund will vote on the Plan. The Plan provides for the liquidation of the Fund's assets and the distribution to shareholders of the Fund of all of the proceeds of such liquidation, which will be in cash form, less an amount to be provided for debts and liabilities of the Fund.

   The favorable vote of a majority of the outstanding voting securities of the Fund is required for approval of the Plan. Such majority is defined under the Investment Company Act of 1940 as (A) of 67 percent or more of the shares present at the Meeting if the holders of more than 50 percent of the outstanding shares of the Fund are present or represented by proxy; or (B) of more than 50 percent of the outstanding shares of the Fund, whichever is less. Abstentions and broker "non-votes" will have the same effect as a vote against the proposal.

BACKGROUND OF AND REASON FOR THE PLAN

   The Fund commenced operations on April 4, 1994 and since that date through July 31, 1995, the Fund's net assets have grown to only $3,627,735. The anticipated growth of the Fund's assets through increased sales of shares have not been successful. Since the date of commencement of the Fund's operations, DWSC and the Investment Adviser have waived their respective management and advisory fees and InterCapital has assumed all Fund expenses (except for brokerage and Rule 12b-1 fees). DWSC, the Adviser and InterCapital have agreed to continue such waivers and assumption of expenses until January 31, 1996. After such date, the Fund, if it continued in operation, would bear all fees and expenses.

   InterCapital, DWSC, the Investment Adviser and Dean Witter Distributors Inc., the distributor of the Fund's shares (the "Distributor") (collectively, "Management"), believe it is unlikely that the Fund will experience material growth in assets in the foreseeable future. Because of the inefficiencies, higher costs and disadvantageous economies of scale attendant with the Fund's small asset base, the Fund's Management has concluded that it would be in the best interests of the Fund and its shareholders to liquidate the Fund and has recommended that this course of action be considered by the Fund's Board of Trustees.

   At a meeting on August 24, 1995, the Board of Trustees considered whether it would be appropriate to liquidate the Fund and, after careful consideration of the matter, the Board approved the liquidation and termination of the Fund pursuant to the terms of the Plan. The Board also directed that the Plan be submitted to shareholders for approval. In evaluating the Plan, the Trustees considered a number of factors, including the amount of the Fund's total assets, the Fund's expense ratio (absent the waiver and assumption of expenses described above), the likelihood that additional sales of the Fund's shares could increase the assets to a more viable level and the absence of another investment company advised by InterCapital or the Investment Adviser that would be appropriate for a possible merger. Based on consideration of the foregoing and all other factors deemed relevant by it, the Board of Trustees determined that adoption of the Plan was in the best interests of the Fund and its shareholders. In view of this determination, the Board instructed the Distributor, to suspend all further sales of shares pending shareholder consideration of the Plan, with the exception of shares sold pursuant to the reinvestment of dividends and other distributions. Because of the suspension of sales, the Board also determined that accrual of payments to the Distributor, pursuant to the distribution plan of the Fund adopted pursuant to Rule 12b-1, should be terminated effective August 25, 1995.

   If shareholders of the Fund fail to approve the Plan, the Fund will not be liquidated and will continue to operate and be managed in accordance with the investment objective and policies of the Fund as currently in effect. However, in such case, the Trustees would determine what alternative action, if any, should be taken.

SUMMARY OF THE PLAN

   Effective date of the Plan and cessation of the Fund's activities as an investment company. The Plan will become effective on the date of its approval by shareholders (the "Effective Date"). Following shareholder

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

approval, the Fund will, as soon as reasonable and practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash and will not engage in any business activity except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing assets to shareholders after the payment to (or reservation of assets for payment to) all creditors of the Fund. After the distribution of assets to shareholders, the Fund will be dissolved in accordance with the Plan and Massachusetts law. The Plan provides that the Trustees may authorize such variations from, or amendments to, the provisions of the Plan as may be necessary or appropriate to effect the dissolution, complete liquidation and termination of the existence of the Fund in accordance with the purposes to be accomplished by the Plan.

   Liquidating Distribution. As soon as practicable after the Effective Date, and in any event within 60 days thereafter, the Fund will mail to each shareholder of record who has not redeemed its shares a liquidating distribution equal to the shareholder's proportionate interest in the remaining assets of the Fund and information concerning the sources of the liquidating distribution.

   Continued Operation of the Fund. The adoption of the Plan will not affect the right of shareholders to redeem shares of the Fund at their then current net asset value per share. All officers of the Fund, as well as all entities serving the Fund, will continue in their present positions and capacities until such time as the Fund is liquidated and dissolved.

PROCEDURE FOR LIQUIDATION

   The Plan provides for the termination of the Fund under the laws of the Commonwealth of Massachusetts. The Fund intends to file an appropriate notice of termination with the Office of the Secretary of State of Massachusetts. Such notice will state that the Trustees approved the termination of the Fund pursuant to the Plan and will specify the exact date of termination. Massachusetts law does not provide rights of appraisal or similar rights of dissent to shareholders with respect to the proposed liquidation and termination.

TAX EFFECTS OF LIQUIDATION

   The Fund has been advised by its special tax counsel, Gordon Altman Butowsky Weitzen Shalov & Wein, that, upon the liquidation of the Fund, shareholders will realize a capital gain or loss to the extent that the amount received upon liquidation exceeds or is less than the shareholder's adjusted basis in its shares of the Fund. The realized gain or loss will be long-term or short-term depending upon whether the shareholder has held shares for more or less than one year.

   The Fund qualified as a regulated investment company for federal income tax purposes for its fiscal period ended January 31, 1995, and has continued to so qualify. Following completion of the proposed liquidation and dissolution, shareholders will be furnished information concerning the tax treatment of all dividend and other distributions, including final liquidation distributions, made by the Fund.

   Certain shareholders who have not furnished a correct taxpayer identification number may be subject to backup withholding at a rate of 31% of the amount of distributions. The above discussion does not address the treatment of tax-exempt shareholders or nonresident shareholders. In addition, the treatment of state or local taxes is not discussed.
Shareholders are urged to consult with their own tax advisers with respect to such issues.

DE-REGISTRATION AS AN INVESTMENT COMPANY

   Promptly after the dissolution of the Fund, an application will be filed with the Securities and Exchange Commission for an order declaring that the Fund has ceased to be an investment company. Upon issuance of such an order, the Fund will no longer be registered under or subject to the provisions of the Investment Company Act of 1940.

   THE TRUSTEES OF THE FUND UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS APPROVE THE PLAN OF LIQUIDATION AND DISSOLUTION TO TERMINATE THE FUND.

                            ADDITIONAL INFORMATION

   In the event that the necessary quorum to transact business is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting for a total of not more than 60 days in the aggregate to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal and will vote against such adjournment those proxies required to be voted against the proposal.

                            SHAREHOLDER PROPOSALS

   In the event that the Fund is not liquidated and dissolved, any proposals of security holders intended to be presented at the next Meeting of Shareholders should be presented a reasonable time prior to the mailing of the proxy materials sent in connection with the meeting, for inclusion in the proxy statement for that meeting.

                           REPORTS TO SHAREHOLDERS

   THE FUND'S MOST RECENT ANNUAL REPORT, FOR THE FISCAL PERIOD JANUARY 31, 1995, PREVIOUSLY SENT TO THE TRUST'S SHAREHOLDERS, IS AVAILABLE WITHOUT CHARGE UPON REQUEST FROM ADRIENNE RYAN AT DEAN WITTER TRUST COMPANY, HARBORSIDE FINANCIAL CENTER, PLAZA TWO, JERSEY CITY, NEW JERSEY 07311 (TELEPHONE 1-800-526-3143 (TOLL FREE)). THE FUND'S MOST RECENT SEMI-ANNUAL REPORT, FOR THE SEMI-ANNUAL PERIOD ENDED JULY 31, 1995, WILL BE SENT TO SHAREHOLDERS ON OR ABOUT SEPTEMBER 25, 1995 AND IS ALSO AVAILABLE WITHOUT CHARGE AS SET FORTH ABOVE.

                                OTHER BUSINESS

   Management of the Fund knows of no other matters which may be presented at the Meeting. However, if any matters not now known properly come before the Meeting, it is intended that the persons named in the attached form of proxy, or their substitutes, will vote such proxy in accordance with their judgment on such matters.

                                                 By Order of the Trustees
                                                      SHELDON CURTIS
                                                         Secretary

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                                                                     EXHIBIT A

               TCW/DW NORTH AMERICAN INTERMEDIATE INCOME TRUST
                     PLAN OF LIQUIDATION AND DISSOLUTION

   The following Plan of Liquidation and Dissolution (the "Plan") of TCW/DW North American Intermediate Income Trust (the "Fund"), a trust organized and existing under the laws of the Commonwealth of Massachusetts, which has operated as an open-end non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with the provisions of the Fund's Declaration of Trust dated September 13, 1993 (the "Declaration"), and under Massachusetts law.

   WHEREAS, the Fund's Board of Trustees (the "Board") has deemed that it is advisable and in the best interests of the Fund and its shareholders to liquidate and to dissolve the Fund, and the Board, on August 24, 1995, considered the matter and determined to recommend the termination of the Fund pursuant to this Plan;

   NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

   1. Effective Date of Plan. This Plan shall be and become effective only upon the adoption and approval of the Plan at a meeting of shareholders of the Fund called for the purpose of voting upon the Plan, by a vote (A) of 67 percent or more of the shares of the Fund present at a meeting if the holders of more than 50 percent of the outstanding shares of the Fund are present or represented by proxy; or (B) of more than 50 percent of the outstanding shares of the Fund, whichever is less. The date of such adoption and approval of the Plan by shareholders is hereinafter called the "Effective Date".

   2. Dissolution. As promptly as practicable after the Effective Date, consistent with the provisions of this Plan, the Fund shall be liquidated and dissolved pursuant to applicable provisions of Massachusetts law.

   3. Cessation of Business. After the Effective Date, the Fund shall not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing its assets to shareholders in accordance with the provisions of this Plan after the payment to (or reservation of assets for payment to) all creditors of the Fund; provided that the Fund shall, prior to the making of the final liquidating distribution, continue to honor requests for the redemption of shares and may, as determined to be appropriate by the Board, make payment of dividends and other distributions to shareholders and permit the reinvestment thereof in additional shares.

   4. Liquidation of Assets. The Fund shall cause the liquidation of its assets to cash form as soon as is practicable consistent with the term of the Plan.

   5. Payment of Debts. As soon as practicable after the Effective Date, the Fund shall determine and pay (or reserve sufficient amounts to pay) the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided in Section 6 below.

   6. Liquidating Distribution. As soon as practicable after the Effective Date, and in any event within sixty (60) days thereafter, the Fund will mail the following to each shareholder of record who has not redeemed its shares:
(i) a liquidating distribution equal to the shareholder's proportionate interest in the remaining assets of the Fund (after the payments and creation of the reserves contemplated by Section 5 above); and (ii) information concerning the sources of the liquidating distribution.

   7. Expenses of Liquidation and Dissolution. Except as may be otherwise agreed to among the Fund its manager and its investment adviser, all expenses incurred by or allocable to the Fund in carrying out this Plan, deregistering the Fund as an investment company, and dissolving the Fund, shall be borne by Dean Witter InterCapital Inc. and TCW Funds Management, Inc.

   8. Power of the Board of Trustees. The Board and, subject to the general direction of the Board, the officers of the Fund, shall have authority to do or to authorize any or all acts and things as provided for in this Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of this Plan, including without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement this Plan or which may be required by the provisions of the Investment Company Act, the Securities Act of 1933, as amended, and the applicable Massachusetts law.

   The death, resignation or other disability of any Trustee or any officer of the Fund shall not impair the authority of the surviving or remaining Trustees or officers to exercise any of the powers provided for in this Plan.

   9. Amendment of the Plan. The Board shall have the authority to authorize such variations from or amendments to the provisions of this Plan (other than the terms of the liquidating distribution) as may be necessary or appropriate to effect the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of assets to shareholders in accordance with the purposes intended to be accomplished by this Plan.

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               TCW/DW NORTH AMERICAN INTERMEDIATE INCOME TRUST

              SPECIAL MEETING OF SHAREHOLDERS--NOVEMBER 21, 1995

                                    PROXY

   The undersigned hereby appoints SHELDON CURTIS, ROBERT M. SCANLAN, DAVID
A. HUGHEY, or any of them, proxies, each with the power of substitution, to vote on behalf of the undersigned at the Special Meeting of Shareholders of TCW/DW NORTH AMERICAN INTERMEDIATE INCOME TRUST on November 21, 1995, at
9:00 A.M., New York City time, and at any adjournment thereof, on the proposals set forth in the Notice of Meeting dated September 11, 1995 as follows:

   THIS PROXY IS SOLICITED BY THE TRUSTEES. IF NO SPECIFICATION IS MADE ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

                      (Continued, and to be dated and signed on reverse side.)

        IMPORTANT: PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN
                           THE ENCLOSED ENVELOPE.

       [    ]

PLEASE MARK BOXES [X] OR  [X] IN BLUE OR BLACK INK.

1. APPROVAL OF PLAN OF LIQUIDATION AND DISSOLUTION:

      FOR  [ ]  AGAINST  [ ]  ABSTAIN  [ ]

and in their discretion in the transaction of any other business which may properly come before the meeting.

                                                     Please sign personally.
                                                     If the share is
                                                     registered in more than
                                                     one name, each joint
                                                     owner or each fiduciary
                                                     should sign personally
                                                     Only authorized officers
                                                     should sign for
                                                     corporations.

                                                     Dated -----------------

                                                     -----------------------
                                                             Signature

                                                     -----------------------
                                                             Signature